Exhibit 10.1

FIRST PULASKI NATIONAL CORPORATION
INCENTIVE STOCK OPTION AGREEMENT

       THIS STOCK OPTION AGREEMENT is made and entered into effective as of the __ day of ______________, 2004, by and between FIRST PULASKI NATIONAL CORPORATION, a Tennessee corporation (the "Corporation"), and _______________ (the "Optionee").

       WHEREAS, the Company desires to afford the Optionee an opportunity to purchase shares of common stock, par value $1.00 per share (the "Common Stock"), of the Company as hereinafter provided, in accordance with the provisions of the First Pulaski National Corporation 1997 Stock Option Plan (the "Plan").

       NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

    Grant of Option. Corporation hereby grants to Optionee the option (the "Option"), exercisable in whole or in part, to purchase ______ shares of the Corporation's Common Stock, for an exercise price of ____________ ($______) per share (which equals the fair market value of the Common Stock on the date of grant).
    Option Plan. This Option is granted under the Plan, and except as provided in Section 12, is intended to qualify as an incentive stock option, as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This Option is subject to the terms and conditions set forth in the Plan. In the event any of the provisions hereof conflict with or are inconsistent with the provisions of the Plan, the provisions of the Plan shall be controlling.
    Timing of Exercise. Optionee may exercise this Option with respect to the percentage of shares set forth below from and after the dates specified below:
Cumulative Percentage Vested	Date of Vesting	Cumulative Options Exercisable

  Each vested portion of an Option will expire ten (10) years from the date of vesting of such portion of the Option with respect to any then unexercised portion hereof; provided, however, that no portion of this Option shall be exercisable after the date that is ten (10) years from the date of grant.

  Manner of Exercise. This Option shall be exercised by the Optionee (or other party entitled to exercise the Option under Section 6 of this Agreement) by delivering written notice to the Corporation stating the number of shares of Common Stock to be purchased, the person or persons in whose name the shares are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares so purchased. The purchase price shall be payable in cash (payment in currency or by certified check, cashier's check, postal money order or wire transfer shall be considered payment in cash) or in the form of unrestricted shares of Common Stock already owned by Optionee and held for at least six months. In the event of payment in the Corporation's Common Stock, the shares used in payment of the purchase price shall be considered payment to the extent of their fair market value on the date of exercise of this Option. The Corporation shall have the right to require the Optionee to remit to the Corporation an amount of cash sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate for such shares.

  Nontransferability of Option. This Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and is exercisable during Optionee's lifetime only by the Optionee. The terms of this Option shall be binding on the executors, administrators, heirs and successors of the Optionee.

  Termination of Employment.
      Termination by Death. If the Optionee's employment by the Corporation or any Subsidiary terminates by reason of death, this Option may thereafter be exercised, to the extent the Option was exercisable at the time of death, by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year from the date of such death or until the expiration of the stated term of the Option, whichever period is the shorter.

      Termination by Reason of Disability. If the Optionee's employment by the Corporation or any Subsidiary terminates by reason of Disability (as that term is defined under the Corporation's long-term disability insurance policy), this Option may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination, for a period of one year from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is the shorter; provided, however, that the Option may be exercised after the expiration of such one year period for a period of three years from the date of such termination of employment or until the expiration of the stated term of the Option, whichever is shorter, but in such event the Option will be treated as a non-qualified stock option.

      Termination by Reason of Early or Normal Retirement. If the Optionee's employment by the Corporation or any Subsidiary terminates by reason of Normal or Early Retirement (defined below), this Option may thereafter be exercised to the extent the Option was exercisable at the time of such Retirement, for a period of three months from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is shorter; provided, however, that the Option may be exercised after the expiration of such three (3) month period for a period of three years from the date of such termination of employment or until the expiration of the stated term of the Option, whichever is shorter, but in such event the Option will be treated as a non-qualified stock option. "Early Retirement" means retirement, for purposes of the Plan with the express consent of the Corporation at or before the time of such retirement, from active employment with the Corporation or any subsidiary or affiliate prior to age 65, in accordance with any applicable early retirement policy of the Corporation then in effect. "Normal Retirement" means retirement from active employment with the Corporation or any subsidiary or affiliate on or after age 65.

      Other Termination. If the Optionee's employment by the Corporation or any Subsidiary is voluntarily terminated or involuntarily terminated for any reason other than death, Disability or Normal or Early Retirement, this Option shall thereupon terminate, except that this Option may be exercised by the Optionee, to the extent otherwise then exercisable, for a period of three months from the date of such termination of employment or the expiration of the Option's term (whichever period is the shorter) if the involuntary termination is without "Cause" (as defined in the Plan).

  Restrictions on Purchase and Sale of Shares. The Corporation shall be obligated to sell or issue shares pursuant to the exercise of this Option only in the event that the shares are at that time effectively registered or otherwise exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). In the event that the shares are not registered under the 1933 Act, the Optionee hereby agrees that, as a further condition to the exercise of this Option, the Optionee (or his successor under Section 6 hereof), if the Corporation so requests, will execute an agreement in form satisfactory to the Corporation in which the Optionee represents that he or she is purchasing the shares for investment purposes, and not with a view to resale or distribution. The Optionee further agrees that if the shares of Common Stock to be issued upon the exercise of this Option are not subject to an effective registration statement filed with the Securities and Exchange Commission pursuant to the requirements of the 1933 Act, such shares shall bear an appropriate restrictive legend.

  Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock, the number of shares of Common Stock of the Corporation subject to this Option and the exercise price per share of such shares may be adjusted by the Corporation as may be determined by the committee of the Board of Directors responsible for administration of the Plan (the "Committee") pursuant to the Plan.

  No Rights Until Exercise. The Optionee shall have no rights hereunder as a stockholder with respect to any shares subject to this Option until the date of the issuance of a stock certificate to him or her for such shares upon due exercise of this Option.

  Amendment. The Committee may amend the terms of this Option, prospectively or retroactively, but, subject to Section 9 above, no such amendment shall impair the rights of the Optionee hereunder without the Optionee's consent.

  Notices. All notices required to be given under this Option shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

             To the Corporation:                                 First National Bank of Pulaski
                                                                            206 South First Street
                                                                            P.O. Box 289
                                                                            Pulaski, TN 38478-0289
                                                                           Attn:

             To the Optionee:                                     _________________________
                                                                            _________________________
                                                                            _________________________

  Excessive Shares. In the event that the number of shares subject to this Option exceeds any maximum established under the Code for incentive stock options that may be granted to Optionee, or in the event that this Option becomes first exercisable in any calendar year to obtain Common Stock having a fair market value (determined at the time of grant) in excess of $100,000, this Option shall be treated as a non-qualified stock option to the extent of such excess.

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IN WITNESS WHEREOF, the parties have caused this Stock Option Agreement to be duly executed effective as of the day and year first above written.

                                                                FIRST PULASKI NATIONAL CORPORATION

                                                                By: _________________________________________
                                                                Name: _______________________________________
                                                                Title: ________________________________________

                                                                OPTIONEE:

                                                                _____________________________________________